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                                   EXHIBIT 21

Wholly-Owned United States                                      State of
Subsidiaries of the Company                                     Incorporation
---------------------------                                     -------------

Industrial Systems Associates, Inc.                             Pennsylvania

         Strategic Distribution Canada
              Holdings, Inc.
              (wholly-owned subsidiary of
               Industrial Systems Associates, Inc.)             Delaware

INTERMAT, Inc.                                                  Delaware

American Technical Services Group, Inc.                         Delaware

         National Technical Services Group, Inc.
           (wholly-owned subsidiary of
            American Technical Services
            Group, Inc.)                                        Delaware

Strategic Supply, Inc.                                          Delaware

         Coulson Technologies, Inc.                             Delaware
              (wholly-owned subsidiary of
               Strategic Supply, Inc.)

         FastenMaster Corporation, Inc.                         Delaware
              (wholly-owned subsidiary of
               Strategic Supply, Inc.)

Wholly-Owned Foreign Subsidiaries                               Country
---------------------------------                               -------

         Strategic Distribution Services De
           Mexico, S. A. De C. V.                               Mexico
              (subsidiary of the Company)

         Strategic Distribution Marketing De
           Mexico, S. A. De C. V.                               Mexico
              (subsidiary of the Company)

         Strategic Distribution (Canada) Company
               (subsidiary of Strategic Distribution
                Canada Holdings, Inc.)                          Canada